www.exabyte.com ▪ 1-800-EXABYTE

2004

Notice of Annual Meeting

Proxy Statement

Annual Report

This is our combined Notice of Annual Meeting, Proxy Statement and Annual Report for our 2004 Annual Meeting of Stockholders.

You can help us by voting your shares electronically or by phone, eliminating or reducing mailing and other expenses. Please see details inside.

Please vote your Proxy!

Electronic Voting Saves Money

We encourage our stockholders to vote their shares electronically over the Internet or by telephone this year. The votes are tabulated immediately, ensuring that your vote counts at the Annual Meeting. It also significantly reduces or eliminates mailing and tabulation costs for us. As you can see, taking advantage of electronic voting benefits everyone.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than in their own name. If you hold your shares this way, we consider you a beneficial stockholder. To vote as a beneficial stockholder, you submit voting instructions to your broker in accordance with the voting instructions card that they included in this packet. The broker or bank then votes your shares per your instructions.

If you directly hold your shares in your name, we consider you a registered stockholder. You vote your shares by proxy directly with the Company.

This year, we have chosen ADP Investor Communication Services to provide voting services for our registered stockholders. Most brokers and banks participate in this program as well. We encourage all registered stockholders, and those beneficial stockholders using ADP ICS's services, to vote your proxy:

By internet: www.proxyvote.com

By touch-tone phone: 1-800-690-6903

You should have your proxy card or voting instruction card handy when you access the website or call the toll-free number. You will be prompted to enter a 12-digit control number, which you can find on the proxy card or voting instruction card. Then simply follow the directions provided!

About Exabyte

Exabyte Corporation provides innovative tape storage solutions to customers whose top buying criteria is value, capacity/price, speed, data reliability and ease-of-use. Exabyte, an industry innovator since 1987, is the recognized value-leader in tape storage and automation solutions for servers, workstations, LANs and SANs. With groundbreaking VXA® Packet Technology, the most significant advancement in tape in the last decade, Exabyte's VXA-2 solutions provide SMB and departmental users dramatically higher capacity, speed and data reliability at competitive prices. Exabyte's drives and automation products are rugged, robust and reliable solutions for users of VXAtape™, LTO™ (Ultrium™) and MammothTape™. Exabyte has a worldwide network of OEMs, distributors and resellers that share the Company's commitment to value and customer service, including partners such as IBM, HP, Fujitsu Limited, Fujitsu Siemens Computers, Apple Computer, Toshiba, Logitec, Kontron, Imation, Tech Data, Ingram Micro and CDW.

Exabyte Corporation
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 11, 2004

Dear Exabyte Stockholder,

Please note the Annual Meeting of Stockholders information below. We will discuss the Items of Business at this year's 2004 Annual Meeting of Stockholders. I direct your attention to the Proxy Statement following this Notice for a more complete description of these matters.

Time	Friday, June 11, 2004 2:00 pm (Mountain Daylight Savings Time)
Place	Holland & Hart LLP Suite 3200, 555 Seventeenth Street, Denver, Colorado 80202
Items of Business	1. Elect 2 directors to hold office until the 2007 Annual Meeting;
2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as independent auditors for the year ending December 31, 2004;
3. Approve a new employee stock option plan;

4. Approve amendments to our Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock pursuant to which any whole number of outstanding shares between and including two and 15 would be combined into one share of our common stock, and to authorize our Board, in its sole discretion, to select and file one of these amendments to effect a reverse stock split or to determine not to effect, and thereby abandon, the reverse stock split; and

5. Conduct any other business properly presented at the meeting.
Record Date	April 13, 2004
Proxy Voting Information	Even if you plan to attend the Annual Meeting, we urge you to submit your proxy as soon as possible so that your shares will be voted at this Meeting. You may vote by any of the following methods:
By granting your proxy over the Internet;
By granting your proxy by telephone;
By mailing a traditional proxy card; or
By voting in person. Submitting your proxy will NOT prevent you from voting in person.

By order of the Board of Directors,

Amy J. Perius

Corporate Secretary
Boulder, Colorado
May 20, 2004

Exabyte Corporation

PROXY STATEMENT

This packet of materials includes this Proxy Statement, the Notice of Annual Meeting, a proxy card and return envelope (or voting instruction card and return envelope for beneficial stockholders), and the 2003 Annual Report to Stockholders ("Proxy Materials"). The Annual Report is attached as "Appendix A."

We sent you the Proxy Materials because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may grant your proxy by Internet or telephone, or complete, sign and return the enclosed proxy card.

We intend to mail these Proxy Materials on or about May 20, 2004 to all stockholders of record.

Who May Vote?

If you were a stockholder on April 13, 2004 (the record date for the Annual Meeting) we consider you a stockholder of record. Stockholders of record are entitled to vote at the Annual Meeting. As of the record date, we had three classes of stock with voting rights:

  Common Stock
  Series H Preferred Stock
  Series I Preferred Stock

At the close of business on the record date, the following number of shares were outstanding and entitled to vote:

                                                  Common Stock:          106,504,674 shares
                                                  Series H Preferred:         5,910,741 shares
                                                  Series I Preferred:          6,437,500 shares

(Subsequent to the record date, the Series H Preferred shares and Series I Preferred shares were exchanged for Series AA Preferred Stock of Exabyte. This exchange will not change the votes entitled to be cast at the Annual Meeting.)

How Many Votes Do I Have?

The number of votes you have depends on the class of stock you own. Each share of Exabyte common stock that you own entitles you to one vote on each matter to be voted on at the Annual Meeting. The enclosed proxy card indicates the number of shares of Exabyte common stock that you own.

Our two classes of preferred stock vote together with the common stock. The Series H preferred stockholders have one vote for each share of common stock they would own if they converted their preferred stock into common stock, and the Series I preferred stockholders have one vote per Series I share. The chart below lists the number of votes which each class of preferred stock has:

Series	Preferred Shares Outstanding	Votes
H Preferred	5,910,741	5,910,741
I Preferred	6,437,500	6,437,500

You may not cumulate your votes for any of the proposals.

What Vote Is Required to Hold a Valid Meeting?

We must have a quorum to hold a valid meeting. A quorum is reached when the holders of at least a majority of the total outstanding stock (common and preferred) are present in person or represented by proxy at the Annual Meeting.

How Will the Votes Be Tabulated?

The inspector of elections appointed at the Annual Meeting tabulates all the votes. The inspector of elections separately tabulates the affirmative and negative votes, abstentions and broker non-votes. (Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial stockholders and do not have discretionary authority to vote on those matters.)

If you indicate "ABSTAIN" on any proposal, your vote will still count towards a quorum, but your vote on that proposal will have the same effect as a vote "AGAINST" with respect to proposals 2, 3 and 4. Broker non-votes count towards a quorum and have the same effect as a vote "AGAINST" with respect to proposals 2, 3 and 4.

How Do I Vote My Shares?

How you vote at the Annual Meeting will depend on how you hold your shares, as a registered stockholder or a beneficial stockholder. Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than in their own name. If you hold your shares this way, we consider you a beneficial stockholder. To vote as a beneficial stockholder, you submit voting instructions to your broker in accordance with the voting instructions card that they included in this packet. The broker or bank then votes your shares per your instructions.

If you directly hold your shares in your name, we consider you a registered stockholder. You vote your shares by proxy directly with the Company by mailing in your completed, signed and dated proxy card.

This year, we have chosen ADP Investor Communication Services to provide voting services for our registered stockholders. Most brokers and banks participate in this program as well. We encourage all registered stockholders, and those beneficial stockholders using ADP ICS's services, to vote your proxy:

By internet: www.proxyvote.com

By touch-tone phone: 1-800-690-6903

You should have your proxy card or voting instruction card handy when you access the website or call the toll-free number. You will be prompted to enter a 12-digit control number, which you can find on the proxy card or voting instruction card. Then simply follow the directions provided.

What Is the Purpose of the Telephone And Internet Procedures?

The telephone and Internet voting procedures authenticate stockholders' identities. This allows stockholders to give their proxy instructions and confirms that stockholders' instructions have been properly recorded.

Are There Any Additional Costs If I Grant My Proxy By Telephone Or Over the Internet?

If you grant your proxy by telephone or over the Internet, you should understand that there may be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

How Will My Shares Be Voted If I Grant My Proxy?

If you have properly voted your proxy, the proxy holders named on your proxy card will vote your shares as you have directed. If you do not make specific choices when you vote, the proxy holders will vote your shares as recommended by the Board as follows:

  "FOR" the election of the nominees for director named in Proposal 1;
  "FOR" ratifying the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as independent auditors;
  "FOR" approving the employee stock option plan; and
  "FOR" approving amendments to our Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock, and to authorize our Board, in its sole discretion, to select and file one of these amendments to effect a reverse stock split or to determine to abandon the reverse stock split.

May I Revoke My Proxy?

You may revoke your proxy at any time before it is exercised at the Annual Meeting by any one of the following three ways:

  filing a written notice of revocation with the Corporate Secretary no later than the meeting date;
  filing another executed proxy, which bears a later date, with the Corporate Secretary; or
  attending the Annual Meeting and voting in person. Please note that attending the Annual Meeting will NOT revoke your proxy.

Can I Still Vote in Person If I Have Already Granted My Proxy?

Granting your proxy will not affect your right to attend the Annual Meeting and vote in person. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on the record date.

Who Pays the Costs of Soliciting These Proxies?

Exabyte will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. Our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for expenses.

What Is the Deadline for Receipt of Stockholder Proposals And Nominations for Directors for Next Year's Annual Meeting?

If you would like to present a proposal for possible inclusion in our proxy statement for the 2005 Annual Meeting of Stockholders, it must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, including the requirement that we must receive it no later than January 20, 2005. Similarly, to present director nominations or stockholder proposals at the meeting, you must provide us with advance written notice, as indicated in our By-laws, by January 20, 2005. We will treat proposals or nominations received after this date as untimely and will not include them in our 2005 proxy statement. A copy of our By-laws is available from the Corporate Secretary upon request.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for fiscal 2003, filed with the Securities and Exchange Commission, please see our website: http://www.exabyte.com/company or write to:

Exabyte Corporation
Investor Relations
2108 55th Street
Boulder, Colorado 80301

PROPOSAL 1

Election Of Directors

How is the Board of Directors Structured?

There are currently eight directors on the Board. The Board is divided into three classes. One class is elected at each annual meeting of stockholders for a three-year term. Any vacancy on the Board (including a vacancy created by an increase in the size of the Board) can be filled by either a majority vote of the stockholders or a majority vote of the remaining directors. Any director elected to fill a vacancy serves for the remainder of the term of the class in which he or she was elected.

How Many Board and Committee Meetings Were Held in 2003?

During 2003, the Board held 19 Board meetings (including special and telephone meetings) and 16 total committee meetings. Each director attended at least 75% of the Board meetings and committee meetings (of those committees on which he served) that were held during his or her term in 2003.

What Committees Does the Board Have?

The Board has two standing committees: an Audit Committee and a Compensation Committee. The Board has no standing Nominating Committee. Nominations to the Board are made by the entire Board.

Audit Committee: The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and the independence requirements for auditors. The Audit Committee meets with Exabyte's independent auditors at least once a quarter to review the results of the quarterly or annual audits and discuss the financial statements. In addition, the Audit Committee meets with the independent auditors annually to review the annual audit and service plan for the year. It considers the auditors' comments on controls, adequacy of staff and management performance, and other audit and financial control procedures. The Audit Committee, which is currently composed of Messrs. Busse, Jones, and Pardun, met 4 times during 2003.

Compensation Committee: The Compensation Committee determines officer and director compensation (including salaries, incentive compensation and stock options) as well as compensation levels for other employees when necessary, and performs other functions related to compensation that the Board assigns to it. The Compensation Committee, currently composed of Messrs. Busse, Garrett, Jones, Pardun, Tankersley, and Ms. Smeltzer McCoy, met 3 times during 2003.

Biographical Information for the Nominees for Re-Election

There are two directors in the class whose term expires in 2007. If elected, the nominees would serve until the 2007 Annual Meeting and until a successor is elected and qualified (or until the director's earlier death, resignation or removal).

A. Laurence Jones

Mr. A. Laurence Jones, age 51, has served as a director of Exabyte since May 1998, and served as non-executive Chairman of the Board from January 2002 until June 2002. He is currently the Chairman and CEO of Interelate Inc., a leading provider of outsourced Customer Relationship Management services. He is also the principal of Aegis Management, LLC, which provides high-level management consulting services. Mr. Jones served as President and Chief Executive Officer of Messagemedia, Inc., a provider of advanced email marketing services, from March 1999 until January 2002. Previously, Mr. Jones served as an independent operating affiliate of McCown DeLeeuw and Co., a private equity firm, and chairman of SARCOM, a national IT services company. From 1993 to 1998 Mr. Jones served as President and Chief Executive Officer of Neodata Services, Inc., a direct marketing services company with lead investor Hicks, Muse, Tate and Furst. Mr. Jones also served as President and Chief Executive Officer of GovPX, Inc., a leading financial information services provider from 1991 to 1993. From 1987 to 1991 Mr. Jones was with Automatic Data Processing and from 1977 to 1987 he was with Wang Laboratories. Mr. Jones also serves as a director of Activant Solutions, a private computer services company and Realm Corporation, a private real estate software company.

G. Jackson Tankersley, Jr.

Mr. G. Jackson Tankersley, Jr., age 54, has served on Exabyte's Board of Directors since November 2001. Mr. Tankersley is a co-founder and principal of Meritage Private Equity Funds, a Denver-based private equity firm with more than $475 million of committed capital under management. Previously, Mr. Tankersley co-founded The Centennial Funds in 1981 and served as either its chief executive officer or chief investment officer until 1997. He began his career at Continental Illinois Bank in 1974 and joined its venture capital subsidiary in 1978. Mr. Tankersley also serves on the boards of directors of various private companies, including several Meritage portfolio companies. Mr. Tankersley previously served on the board of directors of Ecrix Corporation from 1996 until the merger of Ecrix with a subsidiary of Exabyte in November 2001.

How Many Votes Are Needed to Elect Each Director?

A plurality of the shares entitled to vote and present in person or represented by proxy are needed to elect a director. This means that the two nominees for director who receive the most affirmative votes will be elected.

The proxy holders will vote for the nominees listed below, unless you otherwise direct on your proxy card. If any of the nominees becomes unavailable for election, the proxy holders will vote for a substitute nominee selected by management. The persons nominated for election have agreed to serve if elected. We have no reason to believe that they will not be able to serve.

THE BOARD RECOMMENDS A VOTE "IN FAVOR" OF THE two NOMINEES NAMED ABOVE

Additional Director Biographies

There are three directors whose terms expire in 2005, and two directors whose terms expire in 2006. The biographies for these directors, as well as their terms of office, are set forth below.

John R. Garrett (2005)

Mr. John R. Garrett, age 47, joined Exabyte as a director in December 2003. He is currently a managing director of Meritage Private Equity Funds, a Denver-based private equity firm with over $475 million of committed capital under management. Prior to joining Meritage upon its formation in 1999, Mr. Garrett was a shareholder of the Denver law firm of Brownstein Hyatt & Farber, where he served as head of the corporate and securities law practice group from 1995 to 1999. Previously, Mr. Garrett was a partner in the national law firm of Kirkland & Ellis in Denver in New York City from 1986 to 1995. Mr. Garrett also serves on the board of directors of Xspedius Holding Corp., a Meritage portfolio company.

Thomas E. Pardun (2005)

Mr. Thomas E. Pardun, age 60, has served as a director of Exabyte since April 1995. Mr. Pardun served as Chairman of the Board of Western Digital Corporation, an information storage provider, from January 2000 until December 2001, and Chairman of the Board and Chief Executive Officer of edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Previously, Mr. Pardun was President of MediaOne International, Asia-Pacific (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint's West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product line evaluation. Mr. Pardun also serves as a director of Western Digital Corporation, as well as MegaPath Networks.

Juan A. Rodriguez (2005)

Mr. Juan A. Rodriguez, age 63, has served as a director and Chief Technologist of Exabyte since November 2001, was its interim President and Chief Executive Officer from January 2002 until June 2002, and has served as its Chairman of the Board and Chief Technologist since June 2002. Mr. Rodriguez co-founded Ecrix Corporation in 1996 and was its Chairman of the Board and Chief Executive Officer since 1996. Mr. Rodriguez co-founded Storage Technology Corporation in 1969 after several years as an IBM tape technology engineer. While at Storage Technology Corporation, he served in vice presidential and general manager roles over Engineering, Hard Disk Operations and Optical Disk Operations. In 1985, Mr. Rodriguez co-founded Exabyte Corporation, where he held the positions of chairman, president and CEO through 1992. Mr. Rodriguez is an adjunct professor for the University of Colorado, Boulder College of Engineering and Applied Science.

Leonard W. Busse (2006)

Mr. Busse, age 65, became a director of Exabyte in October 2002. Mr. Busse is a Certified Public Accountant. From 1998 - 2000, Mr. Busse was the Chief Financial Officer and a director of Worldbridge Broadband Services of Lakewood, CO, a telecom technical services company. Prior to Worldbridge, he was the Managing Director and Chief Executive Officer of First Citizens Bank Limited in Trinidad and Tobago from 1994 - 1996. Mr. Busse was also the President and Chief Executive Officer of The Pacific Bank of San Francisco from 1993 - 1994 and provided consulting services through his consulting company, The Busse Group, from 1989 - 1993. Prior to these positions, he held various executive management positions with Continental Illinois National Bank of Chicago over 25 years.

Stephanie L. Smeltzer McCoy (2006)

Ms. Smeltzer McCoy, age 35, joined Exabyte as a director in September 2002. She is a Vice President with Meritage Private Equity Funds, a Denver-based private equity firm with over $475 million in committed capital under management. Prior to joining Meritage in 2001, Ms. Smeltzer McCoy earned an M.B.A. from Harvard Business School with high distinction as a George F. Baker Scholar. Previously, she was an investment banking professional with The Wallach Company in Denver, Colorado during 1999, and from 1995 to 1999 was an associate director with Arthur Andersen and co-founded the firm's corporate finance practice in Moscow, Russia. Ms. Smeltzer McCoy is a member of the American Institute of Certified Public Accountants. Ms. Smeltzer McCoy also serves on the board of directors of Trillion Partners, a Meritage portfolio company.

Tom W. Ward (2006)

Mr. Tom Ward, age 47, joined Exabyte as its President and Chief Executive Officer and a director in June 2002. Mr. Ward founded Data Storage Marketing, a distributor of storage products, in 1987 and sold the company to General Electric in 1997. Mr. Ward founded Canicom in 1997, a call center company, which he sold to Protocol Communications, an integrated direct marketing company, in 2000, assuming the position of Chief Operating Officer until June 2001. Mr. Ward began his career with Storage Technology Corporation serving in several roles in engineering and marketing. He later joined MiniScribe as Director of Sales for High Performance Products.

PROPOSAL 2

Ratification Of Selection Of Independent Accountants

The Audit Committee had engaged EKS&H to serve as our independent public accountants for the year ending December 31, 2004. We expect representatives of Ehrhardt Keefe Steiner & Hottman P.C. ("EKS&H") to attend the annual meeting, be available to respond to appropriate questions from stockholders and be given an opportunity to speak, if desired.

On April 16, 2004, the Company received notice that its independent accountants, PricewaterhouseCoopers LLP ("PwC"), were not standing for reelection for the fiscal year ending December 31, 2004. In response, the Audit Committee reviewed other accounting firms and the Audit Committee selected EKS&H as the Company's independent accountants for the fiscal year ending December 31, 2004.

PwC's reports on our consolidated financial statements for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that their reports on the financial statements for the past two fiscal years expressed substantial doubt as to the Company's ability to continue as a going concern.

In connection with the audits of the two most recent fiscal years and through April 16, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements of such years. In addition, during the above periods, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

PwC furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of such letter, dated April 21, 2004, is filed as an exhibit to this Proxy Statement.

During our two most recent fiscal years, and the period through April 16, 2004, we did not consult with EKS&H with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K

How Many Votes Are Needed to Approve Proposal 2?

Ratification of the selection of EKS&H requires the affirmative vote of not less than a majority of our outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Stockholder approval of the selection of the accountants is not required by our By-laws or otherwise. However, the Board is submitting the selection of EKS&H to the stockholders for approval because it believes it is good corporate practice to do so. If the stockholders do not approve this proposal, the Board will consider whether to retain EKS&H, but the final decision rests entirely with the Audit Committee. Additionally, even if the selection is ratified, the Audit Committee may appoint a different independent auditing firm at any time during the year if it determines that doing so would be in the best interests of Exabyte and its stockholders.

THE BOARD RECOMMENDS A VOTE "IN FAVOR" OF PROPOSAL 2

Proposal 3

Approval of the Employee Stock Option Plan

Description of Plan

On May 4, 2004, the Company's Board of Directors adopted the Company's 2004 Stock Option Plan (the "Plan"), subject to approval and ratification by the Company's stockholders. The Plan provides for the granting of options to employees, directors and consultants of the Company. Under the Plan, the Board may issue nonqualified stock options, which are options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The purpose of the Plan is to further the growth and development of the Company through affording the opportunity for stock ownership to selected employees, directors and consultants. The Plan is also intended to assist the Company in attracting new employees and consultants and retaining existing employees and consultants, to optimize the growth of the Company through incentives, to provide incentives for excellence in individual performance and to promote teamwork.

A copy of the Plan appears as Annex 2 to this Proxy Statement. Significant features of the Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Plan. Capitalized words used in this summary of the Plan have the meanings ascribed in the Plan.

Shares Available for Issuance

A maximum of 25,000,000 shares of Common Stock are available for issuance upon the exercise of Options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding Options, and the exercise price per share of such Options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar occurrences effecting a change in the outstanding shares without the receipt of additional consideration by the Company. If any Option under the Plan terminates or expires, the shares allocable to the unexercised portion of the Option will again be available for purposes of the Plan.

Administration of the Plan

The Plan is administered by the Company's Board of Directors or a committee appointed by and serving at the pleasure of the Board. To the extent the Board considers it desirable for transactions relating to an Option to be eligible to qualify for an exemption under Rule 16b-3 of the Securities and Exchange Commission (regarding an exemption from liability for sales and purchases within a six-month period by an officer or director), the committee must consist of a committee of two or more Directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m) (regarding an exemption from the limit on the deductibility of compensation paid to the highest paid executives), the committee must consist of a committee of two or more Directors of the Company, all of whom qualify as "outside directors" within the meaning of Code Section 162(m). The Plan is currently administered by the Board of Directors. The Board or committee, whichever administers the Plan, is called the "committee".

The committee has the full and exclusive right and authority, in its sole discretion and subject to the terms of the Plan, to:

  Determine the Employees, Directors and Consultants to whom Options may from time to time be granted;
  Determine the terms and conditions of all Options granted under the Plan, including the number of shares to be covered by each Option, subject to the limitations of the Plan;
  Determine whether, and to what extent and under what circumstances Options may be settled in cash, shares or other property or cancelled or suspended;
  Determine the existence or nonexistence of any fact or status relevant to Options or the rights of Optionees, including whether a termination of Continuous Service occurs by reason of Cause, retirement, death or Disability;
  Construe and interpret the Plan, any Option Agreement, and any other instrument or agreement entered into under the Plan;
  Adjust performance award criteria or the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;
  Make such other determinations and waive such requirements as may be required or permitted by other provisions of the Plan;
  Administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan.
  Correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect; and
  Make any other determination and take any other action that the committee deems necessary or desirable for administration of the Plan.

Eligibility

All full-time and part-time Employees who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success are eligible to receive any Option under the Plan. Directors and Consultants who are not Employees are eligible to receive any Option under the Plan; provided that non-employee Consultants are not eligible to participate in the Plan if their participation does not meet the requirements of an exemption from securities registration under state law. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, will not be eligible to receive any such grants during the period set forth in such election. At April 13, 2004, the Company had approximately 220 employees; six non-employee directors; the number of consultants with which the Company contracts varies from time to time.

Option Exercise Price and Other Terms

The Option price per share for Options granted under the Plan must be not less than 100% of the Fair Market Value (as of the date of grant) of the shares subject to the Option. The Fair Market Value is determined by reference to the closing sale price on the public market on the trading day prior to a determination, and if the Company is not publicly traded, by the committee applying a reasonable valuation method in good faith.

Payment for the shares with respect to which an Option is exercised may be made by any one or more of the following means:

  cash;
  the committee in its sole discretion may permit payment through tender of mature shares, valued at their Fair Market Value on the date of exercise; provided that the committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;
  the committee in its sole discretion may permit payment by submitting acceptable certification to the committee of the ownership of shares of Common Stock, valued at their Fair Market Value on the date of exercise, provided that such shares have been held outright by the Optionee for at least six months; in which event the Shares issued to the Optionee for the portion of any Option so exercised by shall not exceed the number of shares covered by the such portion of the Option less the number of shares for which proof of ownership is submitted in full or partial payment;
  the committee in its sole discretion may permit payment through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such shares, together with, if requested by the committee, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise; or
  any other form of legal consideration that may be acceptable to the committee.

Options may include vesting restrictions on the exercise based on the passage of time, the achievement of goals or the occurrence of events. Expiration dates of Options may vary and will be set forth in each individual Option Agreement.

Upon termination of employment or a director's service for reasons other than death, disability or for Cause, an Optionee may at any time within three months after the date of termination, and prior to any expiration of the Option, exercise the Option. A period of six months is permitted for exercise by the Optionee's heirs and the option's vesting is accelerated six months if the Optionee's employment or service as a director is terminated due to death. A period of one year is permitted for exercise by the Optionee's heirs if the Optionee's employment or service as a director is terminated due to disability. Options terminate immediately upon termination of employment for Cause or upon breaches of certain agreements. Options granted under the Plan may not be transferred other than by will or the laws of descent and distribution, except as specified in the Option Agreement.

To the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m), no Participant will be eligible to be granted Awards covering more than 8,000,000 shares of Common Stock during any calendar year.

Change of Control

In the event of a Change in Control, any surviving corporation or acquiring corporation may elect to assume any outstanding Option under the Plan or substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those Options outstanding under the Plan. Prior to such a Change in Control, the committee may, in its sole discretion, and without the consent of Optionees, terminate any or all unexercised Options in exchange for consideration similar to that received by stockholders of Common Stock of the Company in the Change in Control, less the Option price.

Notwithstanding any vesting requirements contained in the Plan, upon the occurrence of a Change in Control, outstanding Options will become exercisable in full only if and as specified in the Option Agreement; provided, however, that in the event of a Change in Control, if there is a surviving corporation or acquiring corporation and such surviving corporation refuses to assume the outstanding Options or to substitute similar stock awards for those outstanding under the Plan as provided in the Plan, then with respect to Options held by Optionees whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) will be accelerated in full. In the event of a Change in Control, the committee may, upon written notice to all Optionees holding Options, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or such Options will terminate.

Amendment and Termination

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate all or part of the Plan, except that no such action may diminish or impair the rights under an Option previously granted. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options in substitution therefor, except that no such action may diminish or impair the rights under an Option previously granted without the consent of the Optionee.

Federal Income Tax Consequences

The grant of a Nonqualified Stock Option under the Plan does not produce taxable income to the Optionee or a tax deduction to the Company. Upon exercise of a Nonqualified Stock Option, the excess of the fair market value of the shares acquired over the exercise price will be taxable to the Optionee as ordinary income and will be deductible by the Company as a compensation expense.

Grant of Options

Currently no grant of Options has been made by the Company under the Plan.

How Many Votes Are Required to Approve the Plan?

The affirmative vote of not less than a majority of our shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan.

Stockholder approval of the Plan is not required by law. However, the Board is submitting the Plan to the stockholders for approval because it believes it is good corporate governance to do so.

THE BOARD RECOMMENDS A VOTE "IN FAVOR" OF PROPOSAL 3

Proposal 4

Authorization of a Reverse Split

What Are the General Terms of the Reverse Split?

Our Board has unanimously approved proposed amendments to our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-two to one-for-fifteen. The Board has recommended that these proposed amendments be presented to our stockholders for approval.

You are now being asked to vote upon these amendments to our certificate of incorporation to effect a reverse stock split whereby any whole number of outstanding shares of our common stock between and including two and fifteen will be combined into one share of our common stock. Upon receiving stockholder approval, and subject to the Securities Purchase Agreement mentioned below, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Exabyte and our stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of our common stock between and including two and fifteen which will be combined into one share of our common stock, at any time before June 11, 2005. The Board believes that stockholder approval of these amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of Exabyte and our stockholders.

The Securities Purchase Agreement ("Purchase Agreement"), dated as of April 30, 2004, by and among Exabyte and certain purchasers, concerning the sale by Exabyte of $25,000,000 of Exabyte's Series AA preferred shares, provides that until the 18th month anniversary of the effective date of the Purchase Agreement, the Company may not undertake a reverse stock split of the Common Stock without the prior written consent of purchasers holding a majority in interest of the shares of Series AA preferred stock of the Company purchased pursuant to the Purchase Agreement. As a result, in order for a reverse stock split to be implemented, we must have consent from a majority in interest of our Series AA preferred stock purchased pursuant to the Purchase Agreement, in addition to the affirmative vote of the stockholders at the 2004 Annual Meeting, and approval by Exabyte's Board of Directors.

The text of the forms of proposed amendments to our Restated Certificate of Incorporation is attached to this proxy statement as Annex 1. By approving these amendments, stockholders will approve a series of amendments to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two and fifteen would be combined into one share of our common stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board.

If the Board elects to effect a reverse stock split following stockholder approval (and it is approved by certain Series AA stockholders), the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of our common stock would remain unchanged at $0.001 per share. Currently, the Board does not have any plans with regard to the authorized but unissued shares of our common stock following the reverse split.

What Are the Reasons For the Reverse Stock Split?

Our reasons for implementing a reverse split may include any one or more of the following:

  to increase the price per share of our stock in order to help increase market confidence in Exabyte;
  to facilitate various financing arrangements that we may decide to pursue in the future;
  to increase the stock price per share in order to list our stock with The Nasdaq National Market, the Nasdaq SmallCap Market or one of the stock exchanges; or
  to reduce administrative costs associated with having a large number of outstanding shares.

Management believes that having a large number of shares outstanding with a low trading price is not attractive to investors. A successfully implemented reverse stock split that results in a higher trading price of our stock and lower volume of shares outstanding may improve how we are perceived in the marketplace by our stockholders, potential stockholders, customers and strategic partners. We believe that the delisting of our common stock from The Nasdaq National Market, among other things, has caused a decrease in the price of our stock and made our stock less attractive to certain investors. In addition, being an OTC Bulletin Board Company affects our eligibility to use a more streamlined form of registration statement for resales of restricted securities which we issue.

An increased stock price may facilitate various financing arrangements that we may decide to pursue in the future. Potential financing partners may consider our stock price as an indicator of our general viability. Such potential financing partners may be more willing to negotiate with us if our stock price is higher.

If we intend to relist our stock on Nasdaq or any stock exchange, we would need to meet certain minimum bid price requirements, among other requirements. The Nasdaq National Market has a $5.00 per share minimum bid requirement and The Nasdaq SmallCap Market has a $4.00 per share minimum bid requirement. We believe that effecting a reverse stock split may be helpful in the future if we decide to list our stock on Nasdaq or an exchange.

There may be administrative costs that increase as the number of shares outstanding increases. As discussed in greater detail below, a reverse stock split could substantially reduce the number of shares outstanding which will reduce such administrative costs.

In May 2002 and June 2003, our stockholders authorized the Board to effect the same type of reverse stock split. This earlier authorization expires on June 23, 2004. The Board wishes to continue to have authority to implement a reverse stock split if and when it believes doing so would be in the best interests of stockholders.

What Are the Potential Effects of a Reverse Stock Split?

A reverse stock split, if implemented, would reduce the number of shares of common stock outstanding and potentially increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock. The history of reverse stock splits for companies in similar circumstances varies. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

The approximate number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, based on 106,504,674 shares of common stock outstanding as of May 15, 2004, would be as low as 7,100,311 if a 1:15 split were effected.

The reverse stock split, if implemented, would not change the number of authorized shares of common stock as designated by Exabyte's restated certificate of incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under Exabyte's authorized pool of common stock would increase. Potential effects of having a large number of shares authorized and unissued are discussed below.

Our Board believes that a larger number of authorized shares of common stock could provide the flexibility to issue additional shares of common stock as needs may arise without further stockholder action unless required by applicable law, regulation, listing requirements or our Restated Certificate of Incorporation. Except as set forth herein, we have no agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized. The availability of additional shares will enhance our flexibility in connection with possible future actions.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of common stock. Holders of common stock have no preemptive rights.

The availability for issuance of additional shares of common stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of us. For example, the issuance of shares of common stock (within the limits imposed by applicable law and the rules of any market upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us. The issuance of additional shares of common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of stockholders. Other than as set forth herein, we are not aware of any efforts to obtain control of us.

On the other hand, our Board may issue additional shares of common stock only if the action is permissible under Delaware law and the rules of any stock market on which our stock is traded.

The following table shows, based on our outstanding common shares as of May 15, 2004, the number of shares of our common stock that will be (1) issued and outstanding, (2) authorized and reserved for issuance and (3) authorized and unreserved after the adoption of a reverse stock split, showing various ratios between 1:3 and 1:15.

[Amy Perius to update to reflect Series AA shares following reverse stock split]

Number of Shares After A Reverse Stock Split

as of May 15, 2004
	Reverse Stock Split Ratio
	1:3	1:5	1:10	1:13	1:15
Issued and Outstanding Shares	36,081,804	21,649,082	10,824,541	8,326,570	7,216,360
Reserved Shares (1)	31,934,401	19,160,640	9,580,320	7,369,477	6,386,880
Authorized, Unissued and Unreserved Shares	281,983,795	309,190,278	329,595,139	334,303,953	336,369,760

(1) Subsequent to the record date, the Series H Preferred shares and the Series I preferred shares were exchanged for Series AA preferred stock of Exabyte. The Series H preferred shares were converted into Series AA preferred shares on a one share for one share basis, and the Series I preferred shares were converted as follows: one Series AA preferred share for each share of Common Stock the Series I holder would have received upon conversion, including the accrual of all dividends on the Series I shares through December 31, 2004. The reserved shares include 9,000,000 shares for dividends on Series AA preferred shares assuming the payment of dividends in common stock for three years and assuming a certain price per share for the common stock.

Effects on Ownership by Individual Stockholders

If we implement a reverse stock split, the number of shares of common stock you hold would be reduced by dividing the number of shares held immediately before the reverse split by the number fixed for the reverse split by the Board, and then rounding down to the nearest whole share. We will pay you cash in lieu of any fractional interest in a share to which you would otherwise be entitled, as described in further detail below. The reverse stock split would affect our common stock uniformly and would not affect your percentage of ownership interests in Exabyte or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash. A fractional share that is not issued could eliminate as many as XXX outstanding shares per record holder of our common stock (if the maximum level of a reverse stock split at 1:15 is implemented), and therefore a cash payment could be made for up to XXX shares held by any record holder.

Effect on Preferred Stock, Options, Warrants, Convertible Notes and Other Securities

In addition, all the terms of outstanding shares of preferred stock, options, warrants, convertible notes, and other securities of Exabyte entitling their holders to purchase or convert into shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each security would be reduced, and the exercise price for each security, as applicable, would be increased, in accordance with the terms of such security. None of the other rights currently accruing to holders of the common stock, preferred stock, options, warrants, notes, or other securities convertible into common stock, would be affected by the reverse stock split.

Other Effects on Outstanding Shares

If we implement a reverse stock split, the rights and preferences of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots."

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

According to the records of our transfer agent as of May 15, 2004, a stock split at the maximum level of 15 shares becoming one share of common stock (1:15) will affect our number of record holders as follows:

Number of record holders prior to a 1:15 split:	XXX
Number of record holders after a 1:15 split:	XXX
Number of record holders eliminated as a result of the 1:15 split:	XXX

Procedure For Effecting The Reverse Stock Split And Exchange Of Stock Certificates

If you approve the proposed amendments to our certificate of incorporation, the Board would implement the reverse stock split at its discretion, determine which amendment to adopt (among ratios of 2 to 15 for 1) and file the amendment to the certificate of incorporation with the Delaware Secretary of State. The reverse stock split would become effective on the date specified in the amendment.

As of the effective date of the reverse stock split, we would consider, for all corporate purposes, each certificate representing shares of our common stock before the reverse stock split to represent the reduced number of shares of common stock resulting from the reverse stock split. All shares of preferred stock, options, warrants, convertible debt instruments and other securities also would be automatically adjusted on the effective date.

We expect that our transfer agent would act as the exchange agent for a reverse stock split. As soon as practicable after the effective date, we would notify you that the reverse split has been implemented. You would receive a letter of transmittal requesting you to exchange your stock certificates for stock certificates reflecting the appropriately adjusted number of shares. If your shares are held in brokerage accounts or "street name" you would not need to take any further actions to exchange your certificates. We would not issue new certificates to you until you have first surrendered your outstanding certificate(s) together with the properly completed and executed transmittal letter to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. You should not destroy any stock certificate and should not submit any certificates until you receive a letter of transmittal.

How Will Fractional Shares Be Treated?

We would not issue fractional shares in connection with the reverse stock split. If you would otherwise be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the exchange ratio, you would instead receive cash upon surrender of the certificates as described in the section above. The cash amount would equal the resulting fractional interest multiplied by the closing trading price of our common stock on the effective date of the reverse stock split.

Are There Any Accounting Consequences?

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, we will reduce the common stock account on our balance sheet to correspond to the ratio of the reverse split, and credit the capital in excess of par value account by the same amount. We will increase the per share net income or loss and net book value of our common stock because there will be fewer shares of our common stock outstanding.

What Are the U.S. Federal Income Tax Consequences?

For your convenience, we offer the following summary of material U.S. federal income tax consequences of a reverse stock split to the stockholders of Exabyte. This summary may be incomplete. It does not discuss any state, local, foreign or minimum income or other tax consequences, if any. Also, it does not address the tax consequences to holders that are subject to special tax rules, including but not limited to banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of May, 2004, (which may change retroactively or prospectively). This summary also assumes that the shares you hold are a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment is regarded as a capital asset). Your tax treatment may vary depending upon your particular facts and circumstances. We urge you to consult with your tax advisor in analyzing the consequences of the reverse stock split.

Other than with respect to the cash payments made in exchange for fractional shares discussed above, you should not recognize a gain or loss upon the exchange of shares pursuant to a reverse stock split, if implemented. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as your aggregate tax basis in the shares exchanged. If you receive cash upon redemption of fractional share interests, you should recognize gain or loss equal to the difference between the amount of cash received and your adjusted basis in the fractional share interests redeemed. The U.S. federal income tax liability generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. For purposes of the capital gains rules, your holding period for the shares you initially receive pursuant to the reverse stock split would include the period during which you held the shares surrendered in the reverse stock split.

Our beliefs regarding the tax consequence of a reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

How Many Votes Are Required to Approve the Reverse Stock Split?

The affirmative vote of the holders of not less than a majority of our outstanding shares of common stock and the shares of Series H and I preferred stock voting together as one class, as well as consent from a majority of our shares of Series AA preferred stock purchased pursuant to the Purchase Agreement, are required to approve a reverse split of the outstanding shares of our common stock of one share for up to each presently outstanding fifteen shares, and authorizing the Board to determine the exact ratio.

THE BOARD RECOMMENDS A VOTE "IN FAVOR" OF PROPOSAL 4

Section 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Exabyte's directors and executive officers, as well as persons who own more than 10% of Exabyte's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on Exabyte's review of such forms furnished to the Company, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were satisfied, except as noted in the following paragraphs.

There were two Statements of Changes in Beneficial Ownership on Form 4 that were untimely filed with the SEC. Messrs. Tom W. Ward and Juan A. Rodriguez, both a director and executive officer, each did not timely file one Form 4. The above named individuals promptly advised representatives of the Company of the transactions; however, the Form 4's were inadvertently filed late. When the omission was discovered all delinquent Form 4's were subsequently filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the ownership of Exabyte's common stock as of April 13, 2004 by:

  each director;
  each current executive officer named in the Summary Compensation Table;
  all of Exabyte's directors and the named Executive Officers as a group; and
  all those known to be beneficial owners of more than five percent of Exabyte's common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Meritage Investment Partners LLC(2)(5)(7)(9)	58,154,673	50.28%
1600 Wynkoop
Suite 300
Denver, CO 80202
State of Wisconsin Investment Board(3)(7)	5,448,447	4.98%
P.O. Box 7842
Madison, WI 53707
Juan A. Rodriguez(4)(5)	1,351,437	1.26%
Tom W. Ward(4)(6)(7)(9)	10,861,113	9.75%
Leonard W. Busse(4)	119,224	*
John R. Garrett(4)	11,437	*
A. Laurence Jones(4)	373,241	*
Thomas E. Pardun(4)	199,525	*
Stephanie Smeltzer McCoy(4)	146,405	*
G. Jackson Tankersley, Jr.(4)(5)(6)(7)(9)	58,699,123	50.63%
Carroll A. Wallace(4)	57,500
Executive Officers and Directors as a group (9 persons)(8)(9)	70,953,114	57.97%

___________

* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Subject to footnotes below and community property laws, where applicable, each of the stockholders named has sole power to vote and dispose of the shares indicated as beneficially owned. As required by Rule 13d-3(d), each of the names indicated in the table are deemed to be the beneficial owner of shares that the person has the right to acquire beneficial ownership of within 60 days of April 13, 2004.

Applicable percentages are based on 106,504,674 shares outstanding on April 13, 2004, adjusted as required by Rule 13d-3(d)(1).

(2) This information is based on a Schedule 13D, dated November 20, 2003, filed with the SEC and subsequent information separately provided by Meritage Private Equity Fund, L.P. ("Meritage Fund"), a private equity investment fund, and Meritage Investment Partners, LLC ("Meritage Investment"), a manager of private equity investment funds and the sole general partner of Meritage Fund.

Includes shares directly beneficially owned by Meritage Fund as follows: 42,963,201 shares of common stock, 3,896,890 shares of Series H Preferred stock (as-converted), 4,042,246 shares of Series I Preferred stock (as-converted), and 87,680 shares of common stock issuable upon the exercise of a warrant.

Also includes shares owned indirectly beneficially by Meritage Investment through two other funds in which it is the sole general partner as follows: 6,036,801 shares of common stock, 547,555 shares of Series H Preferred stock (as-converted), 567,980 shares of Series I Preferred stock (as-converted), and 12,320 shares of common stock issuable upon the exercise of a warrant.

Meritage Fund is shown to have sole voting and dispositive power over 50,990,017 shares, representing 44.5% of the common stock. Meritage Investment is shown to have sole voting and dispositive power over all of the shares.

(3) This information is based on a Schedule 13G, dated February 11, 2004, filed with the SEC by State of Wisconsin Investment Board ("SWIB"), a government agency which manages public pension funds. SWIB is shown to have sole voting and dispositive power over all shares. Also includes 2,933,780 shares of common stock issuable upon conversion of 1,750,000 shares of Series I Preferred, held by SWIB.

(4) Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of April 13, 2004, as follows: Mr. Rodriguez, 920,700 shares; Mr. Ward, 2,702,250 shares; Mr. Busse, 16,000 shares; Mr. Garrett, 3,000; Mr. Jones, 205,200 shares; Mr. Pardun, 70,200 shares; Ms. Smeltzer McCoy, 10,200 shares; Mr. Tankersley, 18,400 shares; and Mr. Wallace: 57,500 shares.

(5) Includes shares underlying Series H preferred stock as follows: Meritage Investment Partners LLC, 4,444,445 shares; and Mr. Tankersley, 4,575,983 shares. All shares are listed on an as-converted basis.

(6) Includes the shares listed for Meritage Investment Partners LLC under footnote 2, as to which Mr. Tankersley has voting and dispositive power by virtue of being a managing member of Meritage Investment Partners, LLC. Mr. Tankersley disclaims beneficial ownership of such shares. Also includes the following shares held by the following entities: Millennial Holdings LLC, 29,853 shares of common stock; 76,881 shares of Series H preferred stock (as-converted) and 78,387 shares of Series I preferred stock (as-converted); The Millennial Fund, 12,212 shares of common stock; 21,773 shares of Series H preferred stock (as-converted) and 22,199 shares of Series I preferred stock (as-converted); and Tankersley Family Limited Partnership, 21,404 shares of common stock, 32,884 shares of Series H preferred stock (as-converted) and 33,529 shares of Series I preferred stock (as-converted). Mr. Tankersley is the managing member of Millennial Holdings LLC and sole general partner of Tankersley Family Limited Partnership and may be deemed to posses voting and dispositive power over shares held by such entities. Mr. Tankersley disclaims beneficial ownership of all such shares. The Millennial Fund is not a separate legal entity and Mr. Tankersley is the direct beneficial owner of all shares held in that name.

(7) Includes shares underlying Series I preferred stock as follows: Meritage Investment Partners LLC, 4,610,226 shares; SWIB, 2,933,780 shares; Mr. Ward, 2,212,909 shares; and Mr. Tankersley, 4,744,341 shares. All shares are listed on an as-converted basis.

(8) Includes shares described in the notes above, as applicable.

(9) Subsequent to the record date, the Series H Preferred shares and the Series I preferred shares were exchanged for Series AA preferred stock of Exabyte. The Series H preferred shares were converted into Series AA preferred shares on a one share for one share basis, and the Series I preferred shares were converted as follows: one Series AA preferred share for each share of Common Stock the Series I holder would have received upon conversion, including the accrual of all dividends on the Series I shares through December 31, 2004. See "Recent Developments" below.

COMPENSATION COMMITTEE REPORT

Compensation Committee Policies

The Compensation Committee (the "Committee") consists of six non-employee directors. The Committee establishes and administers the policies that govern compensation of executive officers. Compensation for Exabyte's executive officers includes the following key elements:

  base salary;
  incentive bonus awards; and
  stock option awards (long-term compensation).

In determining the total compensation package for executive officers, the Committee considers a mix of factors and evaluates both Exabyte's and the individual's performance against those factors.

Base salary is determined as a function of competitive salary levels and Company performance over the prior fiscal year. The Committee annually reviews the executive officers' salaries. The Committee then establishes salary levels for the executive officers based on its evaluation of the relevant criteria. However, in 2003, the Committee decided to maintain all compensation levels at the status quo until the Company returns to profitability, at which time the compensation levels and criteria will be reevaluated. Any individual treatment of compensation during this time will be made on an exception basis only, based upon exceptional performance or retention requirements. The Company's and the Committee's long-term intentions are to maintain average compensation levels at or above the market mean for comparable companies, as made available through supporting surveys, reports, and other reasonable data acquired.

In establishing an executive officer's bonus plan opportunity, the Committee considers each executive officer's position and level of responsibility. Incentive bonus award payouts are based upon Exabyte's performance as measured by actual achievement against the annual operating plan approved by the Board of Directors during the previous fiscal year. In setting the 2003 bonus plans, the Committee established prior to each quarter the bonus Company thresholds in determining bonus targets for the executive officers, and offers a range between 50% and 150% of the bonus target depending on Company performance. Bonuses, payable in a combination of cash and stock, were earned for the third quarter to the executive officers, and for the first three quarters of 2003 to the CEO.

It is the intention of Exabyte to continue to issue stock options to executive officers, including the CEO in order to provide long-term incentives to its employees. In establishing an executive officer's level of stock option grant, the Committee takes into account the executive officer's performance during the previous fiscal year, his potential to influence the operations of Exabyte in the future and the performance of Exabyte during the previous fiscal year. In particular, the Committee looks at criteria such as Exabyte's:

  financial performance;
  stock performance;
  long-term strategic decisions; and
  response to a rapidly changing competitive environment.

For 2003, executive officers were granted stock options in March and August, based in part on their respective positions, as well as recommendations provided by the Chief Executive Officer of the Company. The grant of stock options to executive officers was intended to provide for a greater opportunity for up-side reward to be created in stock option incentives awarded to the executive officers in 2003 in order to more closely align individual compensation with Company stock performance.

Chief Executive Officer Compensation

Mr. Ward received a base salary that was commensurate with the base salary of Exabyte's prior CEOs, and similar to the executive officers, he did not receive a raise in his base salary during 2003. Mr. Ward's quarterly bonus goals are set each quarter by the Board. In accordance with the Company's employment agreement with Mr. Ward, upon achievement of that quarter's goals, Mr. Ward receives a payment of $75,000 worth of restricted stock, measured on the last day of each quarter. During 2003, the Board determined that Mr. Ward earned bonuses of $225,000 worth of restricted stock for performance of the Company during the first three quarters of 2003.

Mr. Ward additionally received an option to purchase up to a total of 7,000,000 shares of common stock, which vests as to 2% per month over 50 months. The Board determined that compensating Mr. Ward through grants of stock or stock option awards was appropriate in light of the cash conservation effort that the Company was currently experiencing, as well as to more closely align his compensation with Company stock performance.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 generally imposes on Exabyte an annual corporate deduction limitation of $1 million on the compensation of certain executive officers. Compensation in excess of $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Exabyte has not adopted a policy with respect to the treatment of all forms of compensation under Section 162(m) of the Code. However, the Compensation Committee has determined that stock options and rights granted under each of its employee stock option plans with an exercise price at least equal to the fair market value of Exabyte's common stock on the date of grant should, be treated as "performance-based compensation."

Compensation Committee:

Thomas E. Pardun, Chairman	Leonard W. Busse
John R. Garrett	A. Laurence Jones
Stephanie Smeltzer McCoy	G. Jackson Tankersley, Jr.

COMPENSATION COMMITTEE INTERLOCKS

During 2003 none of the Company's executive officers served on the board or compensation committee of another Company which had one of its executive officers serve as one of the Company's directors or a member of the Company's Compensation Committee.

COMPENSATION OF DIRECTORS

Currently, each director who is not an employee of Exabyte, with the exception of the Chairman of the Audit Committee, receives $15,000 as an annual retainer for his services as a director. The Chairman of the Audit Committee receives a $30,000 annual retainer. These retainers are paid in quarterly installments in cash or stock at the discretion of the individual directors. Non-employee directors receive $1,500 for each Board meeting they attend in person and $250 for each telephone Board meeting in which they participate. The Audit Committee members receive $750 per Audit Committee meeting in which they participate, and all other committee members receive $250 per committee meeting in which they participate. Non-employee directors are also reimbursed for out-of-pocket travel expenses in connection with their attendance at Board meetings.

Meeting fees are payable in shares of restricted common stock instead of cash. The closing stock price on the day of each meeting is used to determine the number of shares granted to each director. The total number of restricted common stock shares issued to each director is issued at the end of the year. For 2003, a total of $60,000 and 506,808 shares of restricted common stock were issued to directors for their services rendered during fiscal 2003.

Non-employee directors receive options under the Incentive Stock Plan. On January 27th of each fiscal year, each non-employee director that has been so for at least three months is automatically granted an option to purchase 15,000 shares of common stock. Upon initial election to the board all newly elected non-employee directors receive an option to purchase 25,000 shares. The exercise price of these options is equal to the fair market value of the stock as of the date of grant. Directors are also eligible to receive discretionary grants of options under the Incentive Stock Plan. During fiscal 2003, options covering a total of 100,000 shares were granted to non-employee directors as a group with a weighted average exercise price of $.485 per share.

SUMMARY OF COMPENSATION

The following table provides summary compensation information paid to or earned by Exabyte's Chief Executive Officer, and the Company's two other executive officers at the end of fiscal 2003, (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Securities Underlying Options (#)(3)	All Other Compensation ($)(4)(5)
Tom W. Ward(6)	2003	300,000	225,000(2)	7,000,000	810
President and Chief Executive	2002	166,154	75,000(2)	7,000,000	1,033
Officer
Juan A. Rodriguez(7)	2003	225,014	50,000(2)	940,000	3,176
Chairman of the Board and	2002	225,014	0	540,000	7,114
Chief Technologist	2001	28,409	0	200,000	262
Carroll A. Wallace(8)	2003	15,384	50,000(2)	400,000	74
Chief Financial Officer

(1) Includes amounts earned but deferred at the election of the Named Executive Officers under the 401(k) plan.

(2) 2002 bonus amounts include the value of 111,940 shares issued to Mr. Ward for a bonus earned in 2002. 2003 bonus amounts include the value of 745,214 shares issued to Mr. Ward, 52,631 shares issued to Mr. Rodriguez, and 52,631 shares issued to Mr. Wallace for bonuses earned in 2003.

(3) We have not granted any SARs or restricted stock awards.

(4) As permitted by SEC rules, we have not shown amounts for certain perquisites where the amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(5) 2003 compensation includes the dollar value of executive life insurance premiums paid by Exabyte for the benefit of the Named Executive Officers as follows: Mr. Ward, $810; Mr. Rodriguez, $3,176; and Mr. Wallace, $74.

2002 compensation includes matching payments by Exabyte under the 401(k) plan for 2002 as follows: Mr. Ward, $807; and Mr. Rodriguez, $3,938. Also included in the 2002 compensation is the dollar value of executive life insurance premiums paid by Exabyte for the benefit of the named Executive officers as follows: Mr. Ward, $226; and Mr. Rodriguez, $3,176.

2001 compensation includes matching payments by Exabyte under the 401(k) plan for 2001 as follows: Mr. Rodriguez; as well as the dollar value of executive life insurance premiums paid by Exabyte in 2001 for the benefit of the Named Executive Officers as follows: Mr. Rodriguez, $262.

(6) Mr. Tom Ward was hired and appointed President and Chief Executive Officer on June 3, 2002.

(7) Mr. Rodriguez was appointed Interim Chief Executive Officer and President on January 20, 2002. He served in this position until June 2002, at which time he was appointed Chairman of the Board and Chief Technologist.

(8) Mr. Wallace was appointed Chief Financial Officer of Exabyte on November 1, 2003.

OFFICER SEVERANCE PROGRAM

Exabyte has a severance program that provides for severance payments in the event that certain officers and other specified employees are terminated within one year after certain changes in control of Exabyte occur. The amounts payable under this program may vary dependent on the position of the terminated officer or employee. The program limits the amount payable to up to 12 months of compensation and also provides for the accelerated vesting of outstanding stock options held by the terminated officer or employee.

EMPLOYMENT AGREEMENT

At the time of Mr. Ward's joining the Company in June, 2002, the Company and Mr. Ward entered into an employment agreement. The agreement provides for Mr. Ward to be the President and Chief Executive Officer of the Company. Either Mr. Ward or the Company is free to terminate his employment at any time for any reason. The employment agreement provides for a base salary of $300,000 per annum, subject to review at least annually, and a quarterly incentive bonus of up to $75,000 paid in stock at the then current fair market value upon achievement of mutually agreed goals. The employment agreement also covered stock options which were granted in 2002 to Mr. Ward and his purchase of preferred stock which was being sold at that time.

INCENTIVE STOCK PLAN

The Board adopted the Incentive Stock Plan in January 1987. Due to a series of amendments, as of April 13, 2004 there were 9,500,000 shares of common stock authorized for issuance under the Incentive Stock Plan. The Incentive Stock Plan provides for the grant of both incentive stock options (which generally have a favorable tax treatment for the optionee) and non-statutory stock options to employees, directors and consultants. These grants are made at the discretion of the Board. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to our non-employee directors. In connection with the sale of Series G Preferred Stock on April 12, 2001, we revised the Incentive Stock Plan to provide that, Exabyte shall not, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders;

  grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the grant; or
  reduce the exercise price of any stock option granted under the Incentive Stock Plan.

As of April 13, 2004, options to purchase 5,175,321 shares were outstanding under the Incentive Stock Plan and 385,931 shares were available for future grant.

STOCK OPTION GRANTS

The following table contains information for fiscal 2003 concerning the grant of stock options under the Incentive Stock Plan, except as noted, to the Named Executive Officers:

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5% ($)	10% ($)
Tom W. Ward	7,000,000	48.92%	$0.147	8/22/2013	$657,132	$1,639,960
Juan A. Rodriguez	100,000	0.70%	$0.181	3/21/2013	$11,382	$28,846
	840,000	5.87%	$0.147	8/22/2013	$77,655	$196,795
Carroll A. Wallace	400,000	2.79%	$0.450	11/01/2013	$113,201	$286,873

(1) Exabyte does not have a plan that provides for the issuance of SARs. Options under the Incentive Stock Plan generally vest at the rate of 2% of the total grant per month, beginning one month from the date of grant, for a period of 50 months. Options may be either non-statutory or incentive stock options. The exercise price of options granted under the Incentive Stock Plan must be at least equal to the fair market value of the common stock on the date of grant. Options granted to certain executive officers and other members of management are subject to an agreement with Exabyte, which provides that, unless the board otherwise directs, options will fully vest upon a change in control. The Board may not reprice options granted under the Incentive Stock Plan.

(2) Based on options granted to Exabyte employees during fiscal 2003 to purchase 14,307,000 shares.

(3) The potential realizable value is based on the term of the option at the date of grant (10 years in each case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of Exabyte's common stock. The amounts reflected in this table may never be achieved.

Option Exercises And Year-End Holdings

The following table provides information concerning the exercise of options during fiscal 2003 and unexercised options held as of the end of fiscal 2003 for the Named Executive Officers:

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End (#)(1)		Value of Unexercised In-the-Money Options at FY-End ($)(2)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tom W. Ward	0	0	1,700,000	12,300,000	703,080	7,577,920
Juan A. Rodriguez	0	0	807,200	872,800	461,555	957,064
Carroll A. Wallace	0	0	16,000	384,000	12,960	311,040

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of Exabyte's common stock (as noted) on January 2, 2004.

(2) Fair market value of Exabyte's common stock on January 2, 2004, the last trading day of fiscal 2003 ($1.26, based on the closing sales price reported on the Over the Counter Bulletin Board) less the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning our equity compensation plan as of January 3, 2004.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants, and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and rights (B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a)) (C)
Equity compensation plans approved by security holders(1)	12,088,741	$1.14	638,511
Equity compensation plans not approved by security holders(2)	15,333,082	$0.58	407,049
TOTAL	27,421,823	$0.83	1,045,560

(1) Amounts include shares issued under the stock option plan approved by stockholders on July 30, 2002 for the issuance of options to Mr. Ward of up to 7,000,000 shares.

(2) Consists of the 1997 Non-Officers Stock Plan, under which options may be granted to employees who are not officers or directors of the Company, as well as a stock option plan approved by the Board of Directors in 2003 for the issuance of options to Mr. Ward for an additional 7,000,000 shares.

PERFORMANCE GRAPH(1)

This graph compares the performance of Exabyte's common stock with that of the Nasdaq Market Index and the Nasdaq Computer Manufacturer Stocks Index over the same period. It assumes an investment of $100 in Exabyte's common stock and each of the two indexes on January 2, 1999 (end of fiscal year 1998), with the reinvestment of all dividends.

___________

(1) The material in this chart is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE REPORT1

Audit Committee Activity

The Audit Committee of the Exabyte Corporation Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Leonard W. Busse, A. Laurence Jones, and Thomas E. Pardun. Each member of the Audit Committee is an "independent director" as defined in the Marketplace Rules of the Nasdaq Stock Market's listing standards. Mr. Busse has the professional experience deemed necessary to qualify as an audit committee financial expert under the rule of the Securities and Exchange Commission.

The Audit Committee performs the functions described in its Charter, which include:

  reviewing and reassessing the adequacy of the Audit Committee's Charter;
  the appointment of independent accountants;
  reviewing the scope of audits and other services to be performed by the independent accountants;
  reviewing the results of the accounting principles applied in financial reporting and the adequacy of financial and operational controls;
  reviewing accountant independence; and
  acting as liason between the Company's management, the Company's Board of Directors and the Company's current independent accountants, Ehrhardt Keefe Steiner & Hottman P.C. and the Company's prior accountants, PricewaterhouseCoopers through April 16, 2004.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement of Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90.

Accountant Independence Assessment

In connection with the Company's 2003 audit, the Audit Committee discussed with the independent accountants for 2003 the accountant's independence from the Company and its management, including matters in a letter provided by the independent accountants to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee also discussed with the Company's independent accountants for 2003 the overall scope and plans for their respective audits. The Audit Committee met with the independent accountants in connection with the 2003 audit, with and without management present, to discuss the results of their examinations with the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee has further considered whether the provision of non-accounting services from the independent accountants is compatible with maintaining the principal accountant's independence. The Committee used two guiding principles in considering the appropriateness of the non-accounting services in maintaining the independence of the accountants: (1) whether the non-accounting services facilitates the performance of the audit, improves the Company's financial reporting process, or is otherwise in the public interest, and (2) whether the Company's stockholders and investors would reasonably conclude the accountant's non-accounting services would impair the accountant's ability to exercise objective and impartial judgment on all issues encompassed within the accountant's engagement.

The Audit Committee further considered:

  Whether the non-accounting services are being performed principally for the Audit Committee;
  The effects of the non-accounting services on audit effectiveness or on the quality and timeliness of the entity's financial reporting process;
  Whether the non-accounting services would be performed by specialists who ordinarily also provide recurring audit support;
  Whether the non-accounting services would be performed by accounting personnel and, if so, whether it would likely enhance their knowledge of Exabyte's business and operations;
  Whether the role of those performing the non-accounting services would be inconsistent with the accountant's role and possibly subvert the neutrality, impartiality and accountant skepticism;
  Whether the accounting firm's personnel would be assuming a management role or creating a mutuality of interest with management;
  Whether the accountants, in effect, would be auditing the results of their own procedures;
  Whether a non-accounting project must be started and completed very quickly;
  Whether the accounting firm has unique expertise in the service;
  Whether the size of the fees for the non-accounting services is customary and not excessive;
  Whether the accountant or any of its "covered persons" had any direct or material indirect financial interest in Exabyte; and

Based upon its consideration of the above-listed matters and discussions with the outside accountants, the Audit Committee believes that the independence of its outside accountants during 2003 was not impaired or affected by economic or other interests, as a result of the provisioning of any non-accounting and/or information technology consulting services or from the use of leased employees.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 3, 2004, for filing with the Securities and Exchange Commission.

Principal Accountant Fees and Services

The following provides information on the fees billed to the Company by its independent auditor for each of the last two fiscal years for audit services and in each of the last two fiscal years for audit-related, tax and other services.

Audit Fees. Includes the aggregate fees billed by PricewaterhouseCoopers for professional services related to the audit of our annual consolidated financial statements for fiscal 2002 and 2003 included in our Annual Reports on Form 10-K, and for the review of the unaudited consolidated financial statements for fiscal 2002 and 2003 included in our Quarterly Reports on Form 10-Q. Also includes fees billed for employee benefit plan audits.

Audit-Related Fees. The Company did not incur any fees billed in each of its last two fiscal years for assurance and other services by the Company's accountants that were reasonably related to the performance of the audit and that are not reported under Audit Fees.

Tax Fees. Includes the aggregate fees billed in each of the Company's last two fiscal years for professional services rendered by the Company's principal accountant for tax compliance, tax advice, and tax planning, including as to foreign tax issues.

All Other Fees. Includes the aggregate fees billed in each of the Company's last two fiscal years, other than those services reported above. Specifically, the fees include services connected with the filing of the Company's registration statements during the time period mentioned above, as well as expatriate issues occurring during the Company's last two fiscal years.

In the course of its meetings, the Audit Committee has determined that these other services are compatible with maintaining our accountant's independence.

Fee Detail
FEE CATEGORY	2003	2002
Audit Fees	$215,000	$203,000
Audit-Related Fees	$ 0	$ 0
Tax Fees	$ 55,000	$ 70,000
All Other Fees	$ 11,000	$ 48,000

Audit Committee:

Leonard W. Busse, Chairman
A. Laurence Jones
Thomas E. Pardun

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2003, the Company entered into a Third Modification Agreement of its line of credit agreement with Silicon Valley Bank ("SVB"). In connection with the Third Modification, SVB notified the Company that it was in an "over advance" state with respect to its line of credit, and that, in order for SVB to continue to allow the Company to borrow under the line, the Company was required to cause Tom Ward, the Company's Chief Executive Officer, and Meritage Private Equity Funds, L.P., a significant beneficial owner (together the "Guarantors"), to guarantee up to a maximum of $2,500,000 (with Mr. Ward and Meritage guaranteeing 10% and 90%, respectively, of the amount) for advances in excess of the Company's credit limit (the "Guaranties"). The Company, through an independent committee of its Board, negotiated agreements with the Guarantors, whereby the Guarantors agreed to such a guarantee in exchange for a specific number of shares of the Company's common stock, as discussed below. In addition, SVB required that each of the Guarantors enter into a subordination agreement whereby each Guarantor agreed to subordinate to SVB: (1) all of the Company's present and future indebtedness and obligations to the Guarantor; and (2) all of the Guarantor's present and future security interests in the Company's assets and property. Additional guaranties for $250,000 of excess borrowings from other guarantors were obtained in July 2003 under similar terms.

As consideration for the Guaranties, the Company issued to the Guarantors (pro-rata) 25,000,000 shares of its common stock on April 21, 2003, 12,500,000 shares on July 15, 2003, 8,793,252 shares on September 15, 2003, and 3,706,748 shares on March 11, 2004. During July 2003, the Company entered into agreements with two additional shareholders to guarantee an additional $250,000 of borrowings from SVB in exchange for 2,500,000 common shares issued in July and an additional 1,500,000 shares issued in October 2003. The Company determined the fair value of all of the shares based on the market price of the Company's stock on the date the shares were earned by the Guarantors, and recorded $10,146,000 of stock-based interest expense during 2003. All of the Guaranties were terminated in November 2003. The excess borrowing availability was substantially utilized by the Company during the period of time that the Guaranties were in effect.

On May 3, 2004, the following related parties purchased the number of shares of series AA preferred stock and warrants following their name pursuant to the Purchase Agreement as described in "Recent Developments" below:

Name	Series AA Shares	Common Shares Underlying Warrants
Meritage Entrepreneurs Fund, L.P.	80	24,000
Meritage Private Equity Fund, L.P.	4,384	1,315,200
Meritage Private Equity Parallel Fund, L.P.	536	160,800
The Millennial Fund	50	15,000
Millennial Holdings LLC	100	30,000
Tankersley Family Limited Partnership	50	15,000

RECENT DEVELOPMENTS

On April 30, 2004, Exabyte entered into the Purchase Agreement pursuant to which the Company issued and sold to the purchasers in a private placement (a) 25,000 shares of Series AA preferred stock of the Company and (b) warrants to purchase in the aggregate 7.5 million shares of Common Stock. The Company received in the aggregate gross proceeds of $25 million from this financing on May 3, 2004. Participants in the financing included a group of institutional investors and existing Exabyte shareholders.

The Series AA preferred shares were priced at $1,000 per share and are convertible into 1,000 Common shares at $1 per share. The warrants to purchase Common Stock expire after five years and carry an exercise price of $1.00 per Common share. The conversion and exercise prices are subject to certain anti-dilution adjustments.

In conjunction with Purchase Agreement, the Company also entered into Exchange Agreements with all of the then existing holders of the Company's Series H and Series I preferred stock, pursuant to which such holders exchanged their preferred shares for Series AA preferred shares and warrants. The Series H preferred shares were converted into Series AA preferred shares on a one share for one share basis. The Series I preferred shares were converted as follows: one Series AA preferred share for each share of Common Stock the Series I holder would have received upon conversion, including the accrual of all dividends on the Series I shares through December 31, 2004. Under the Exchange Agreements, the Company issued a total of 19,909.063 Series AA Shares and warrants to purchase 5,972,712 shares of Common Stock. These warrants have the same terms as those issued to the Purchasers.

OTHER MATTERS

The Board knows of no other proposals that will be presented for consideration at the Annual Meeting. The proxy holders intend to vote on any other proposals that are properly brought before the Annual Meeting in accordance with their best judgment.

By Order of the Board of Directors

Amy J. Perius

Corporate Secretary

Annex 1

Form of Amendment
to Restated Certificate
of Incorporation of
EXABYTE CORPORATION

RESOLVED, that the stockholders of Exabyte Corporation hereby approve amendments to the Restated Certificate of Incorporation stated below, that by approving these amendments the stockholders approve the combination of any whole number of outstanding shares of common stock between and including two and 15 into one share of our common stock, that the Board of Directors is authorized to select and file one of these amendments to the Restated Certificate of Incorporation with the Delaware Secretary of State, and that the Board of Directors is authorized to implement the combination at any time before June 11, 2005;

FURTHER RESOLVED, that any time prior to effectiveness of the amendments, without further action by the stockholders, the Board of Directors may abandon the amendments or any part thereof authorizing a combination of shares of common stock on the basis which the Board of Directors determines is in the best interest of Exabyte and its stockholders.

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE
OF INCORPORATION OF EXABYTE CORPORATION
(a Delaware corporation)

Exabyte Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

FIRST: The name of the Corporation is Exabyte Corporation. The original Certificate of Incorporation of the Corporation was filed on July 29, 1987 and has been amended from time to time.

SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law (the "DGCL") the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendments to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

THIRD: Pursuant to Section 242 of the DGCL, the first paragraph of Article Fourth of the Restated Certificate of Incorporation is hereby amended by adding the following sentences at the end of such paragraph:

Effective at 4:30 p.m. Eastern Time on the date of filing the Certificate of Amendment containing this provision with the Delaware Secretary of State, every [two (2)][three (3)][four (4)][five (5)][six (6)][seven (7)][eight (8)][nine (9)][ten (10)][eleven (11)][twelve (12)][thirteen (13)][fourteen (14)][fifteen (15)]* outstanding shares of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation (the "Reverse Split") and the authorized shares of the Corporation shall remain as set forth in the preceding sentences. No fractional share shall be issued in connection with the Reverse Split; all shares of Common Stock that are held by a stock holder will be aggregated subsequent to the Reverse Split and each fractional share resulting from such aggregation held by a stockholder shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the Reverse Split, such holder shall be entitled to receive a cash amount equal to the value of such fractional share based on the closing trading price of the Common Stock as of the effective date of the Reverse Split.

*The Board of Directors adopted a resolution approving fourteen separate amendments to the Restated Certificate of Incorporation of Exabyte Corporation. These amendments approve the combination of any whole number of shares of Common Stock between and including two and fifteen into one share of Common Stock. By approving Proposal 4, you are approving each of the fourteen amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of Exabyte and its stockholders. The other thirteen proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to do any reverse split in which case all fourteen proposed amendments will be abandoned. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

Annex 2

EXABYTE CORPORATION
2004 STOCK OPTION PLAN

 Exabyte Corporation

2004 Stock Option Plan

Effective Date: May 4, 2004

Approved by Stockholders: , 2004

Exabyte Corporation

2004 Stock Option Plan

Exabyte Corporation 2004 Stock Option Plan

Introduction

The purpose of the Exabyte Corporation 2004 Stock Option Plan (the "Plan") is to further the growth and development of Exabyte Corporation, a Delaware corporation (the "Company"), by affording an opportunity for stock ownership to selected Employees, Directors and Consultants of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to assist the Company in attracting new Employees and Consultants and retaining existing Employees and Consultants; to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for excellence in individual performance; and to promote teamwork.

  Definitions

  When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

  1.1 Affiliate. means, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

  1.2 Board of Directors. means the Board of Directors of the Company.

  1.3 Cause. shall have the meaning given such term in an Optionee's employment agreement with the Company or any successor entity, if applicable, or if such Optionee has not entered into an employment agreement or such term is not defined therein (as determined in the sole discretion of the Company), shall mean (1) such Optionee's repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts); (2) such Optionee's repeated acts of substance abuse that are injurious to the Company or any of its Subsidiaries in any significant respect; (3) such Optionee's fraud or dishonesty that is injurious to the Company or any of its Subsidiaries in any significant respect; (4) such Optionee's breach of any material obligation of noncompetition, nondisclosure or confidentiality owed to the Company or any of its Subsidiaries; (5) such Optionee's breach of fiduciary duty owed to the Company or any of its Subsidiaries; (6) such Optionee's commission or confession of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations); or (7) such Optionee's commission or confession of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed, in each case as determined by the Committee (whose determination shall be conclusive and binding). An Optionee who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan. For purposes of this definition, the term "Company" shall also refer to any successor to the Company resulting from a Change in Control.

  1.4 Change in Control. means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following:

  (a) A third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than a stockholder of the Company on the Effective Date and/or its Affiliates, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; or

  (b) The consummation of: (i) any merger or consolidation of the Company with another entity, provided that there shall be no change of control if the persons and entities who were the stockholders of the Company immediately before such merger or consolidation continue to own, directly or indirectly, more than 50% of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such merger or consolidation; or (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets.

  The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

  1.5 Code. means the Internal Revenue Code of 1986, as amended from time to time.

  1.6 Committee. means the body that is responsible for the administration of the Plan, as determined pursuant to Section 2.1.

  1.7 Common Stock. means the Company's common stock, $.001 par value, and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

  1.8 Consultant. means a consultant, agent, advisor or independent contractor who provides service to the Company and who do not receive wages subject to income tax federal withholding under Code Section 3401; provided, however, that such person renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

  1.9 Continuous Service. means that the Optionee's service with the Company or its Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders service to the Company or its Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of its Affiliate or a Director will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (a) any leave of absence approved by that party, including sick leave, military leave or any other personal leave, or (b) any transfer between locations of the Company or between the Company, its Affiliates or their successors.

  1.10 Director. means a member of the Board of Directors.

  1.11 Disability. means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3).

  1.12 Effective Date. means the effective date of the Plan, as first set forth above.

  1.13 Employee. means a common law employee of the Company or its Affiliate and any person who has accepted a binding offer of employment from the Company or its Affiliate, but excludes any individual classified by the Company or its Affiliate as an independent contractor or leased employee.

  1.14 Exchange Act. means the Securities Exchange Act of 1934, as amended from time to time.

  1.15 Fair Market Value. means the value of the Common Stock, determined in accordance with the following:

  (a) Publicly Traded. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, Nasdaq SmallCap Market or OTC Bulletin Board, then the Fair Market Value per share shall be deemed to be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the Common Stock is not listed upon an established stock exchange but is traded in the Nasdaq National Market, the Fair Market Value per share shall be deemed to be the closing price of the Common Stock in the National Market System for the day immediately preceding the day for which the determination is made.

  (b) Not Publicly Traded. If none of these conditions apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Committee by applying any reasonable valuation method.

  1.16 Option or Stock Option. means any option granted to an eligible Employee, Director or Consultant under the Plan that is not intended by the Company at the time the option is granted to be an incentive stock option within the meaning of Code Section 422.

  1.17 Option Agreement. means the agreement specified in Section 5.2.

  1.18 Optionee. means any Employee, Director or Consultant who is granted an Option under the Plan. Optionee also means the personal representative of an Optionee and any other person who acquires the right to exercise or receive payment pursuant to an Option by bequest or inheritance.

  1.19 Rule 16b-3. means Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

  1.20 Sale of the Company means a Change in Control transaction in which the Common Stock is converted into, or is otherwise entitled to receive, other securities or property.

  1.21 Termination Event means, with respect to a particular Optionee (i) termination by the Company or any successor entity of such Optionee's Continuous Service with the Company or such successor entity other than a termination for Cause; (ii) a material reduction in such Optionee's base salary without such Optionee's consent, except in the case of an across-the-board salary reduction for all similarly situated employees; or (iii) in the case of an Optionee that is an executive officer of the Company, a material and permanent reduction in such Optionee's responsibilities, authorities or duties or a required relocation of such Optionee's office outside of a 50-mile radius of the Company's then-current executive office location, in either case without such Optionee's consent.

  administration

  2.1 Committee. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. To the extent the Board considers it desirable for transactions relating to an Option to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of a committee of two or more Directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m), the Committee shall consist of a committee of two or more Directors of the Company, all of whom qualify as "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan and to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

  2.2 Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its stockholders, and all persons having any interest in Options that may be or have been granted pursuant to the Plan.

  2.3 Powers of the Committee. The Committee shall have the full and exclusive right and authority, in its sole discretion subject to the terms of the Plan:

  (a) To determine the Employees, Directors and Consultants to whom Options may from time to time be granted;

  (b) To determine the terms and conditions of all Options granted under the Plan, including the number of shares to be covered by each Option, subject to the limitations of Article 3;

  (c) To determine whether, and to what extent and under what circumstances Options may be settled in cash, shares or other property or cancelled or suspended;

  (d) To determine the existence or nonexistence of any fact or status relevant to Options or the rights of Optionees thereunder, including whether a termination of Continuous Service occurs by reason of Cause, retirement, death or Disability;

  (e) To construe and interpret the Plan, any Option Agreement, and any other instrument or agreement entered into under the Plan;

  (f) To adjust performance award criteria or the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;

  (g) To make such other determinations and waive such requirements as may be required or permitted by Article 5 or Article 6 or other provisions of the Plan;

  (h) To administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

  (i) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect;

  (j) To make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

  In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates and such other factors which the Committee may deem relevant in accomplishing the purposes of the Plan. The Committee's determinations under the Plan need not be uniform. The Committee may make such determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Decisions of the Committee shall be final and binding upon all Persons.

  2.4 Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, provided that the Company approved such settlement, or paid in satisfaction of a judgment in any such action, suit or proceeding, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right of indemnification shall not apply to any person in his or her capacity as an Optionee under the Plan.

  stock subject to the plan

  3.1 Reserved Shares. Subject to the provisions of Section 3.4, the aggregate number of shares of Common Stock that may be issued under Options granted pursuant to the Plan shall not exceed 25,000,000 shares. Shares that may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose. In addition, the Company may use the proceeds received from an Optionee upon the exercise of an Option to repurchase shares of Stock in the open market, which shall be available for grant of Options under the Plan.

  3.2 Individual Limit. Subject to the provisions of Section 3.4, to the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m), no Participant shall be eligible to be granted Awards covering more than 8,000,000 shares of Common Stock during any calendar year.

  3.3 Unused Stock. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Option), the shares that were subject to such Option (and as to which the Option had not been exercised) shall continue to be available under the Plan.

  3.4 Adjustment for Change in Outstanding Shares.

  (a) In General. If there is any change, increase or decrease, in the outstanding shares of Common Stock that is effected without receipt of additional consideration by the Company, by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances not involving the receipt of consideration by the Company, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Option and the Option prices in order to prevent the dilution or enlargement of any Optionee's rights. In the event of any adjustment in the number of shares of Stock covered by any Option, each such Option shall cover only the number of full shares resulting from such adjustment. The Committee's determinations in making any adjustment shall be final and conclusive.

  (b) Exceptions to Adjustment. Except as expressly provided herein, the issuance by the Company of shares of Common Stock of any class, or securities convertible into or exchangeable for shares of Common Stock of any class, upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Option granted under the Plan.

  3.5 Retention of Rights. The existence of this Plan and any Option granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company's capital structure or its business, or an merger or consolidation or the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether similar or not.

  eligibility

  All full-time and part-time Employees who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success shall be eligible to receive any Option under the Plan. Directors and Consultants who are not Employees shall be eligible to receive any Option under the Plan; provided that non-employee Consultants shall not be eligible to participate in the Plan to the extent necessary to meet the requirements of an exemption from securities registration under state law. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

  Stock option   TERMS

  5.1 Grant of Options. The Committee may from time to time in its discretion determine which of the eligible Employees, Directors and Consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted, the number of shares subject to such Options, and the dates on which such Options are to be granted.

  5.2 Option Agreement. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted, the number of shares of Common Stock to which that Option pertains, the Option price and such other terms as determined by the Committee. More than one Option, and any combination of Options, may be granted to an eligible person.

  (a) Option Price. The Option price for Options granted under the Plan shall not be less than 100% of the Fair Market Value of the shares subject to the Option.

  (b) Duration of Options. Each Option shall be of a duration as specified in the Option Agreement, but in no event to exceed ten years.

  (c) Vesting. Each Option shall vest as specified in the Option Agreement.

  (d) Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

  (e) Other Terms and Conditions. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate to the Optionee's ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Committee.

  5.3 Nontransferability. The Option is not transferable by Optionee other than by Will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee's lifetime only by the Optionee; provided that, with the approval of the Company in its sole and absolute discretion, an Option may be transferred by an Optionee solely to (1) members of the Optionee's immediate family (children, grandchildren, or spouse); (2) trusts for the benefit of such family members; (3) partnerships or limited liability companies where the only equity owners are such family members; or (4) non-profit charitiable organizations approved by the Company. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

  5.4 Manner of Exercise. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by the delivery to the Company (or an agent of the Company) during the period in which such Option is exercisable of:

  (a) a written notice of exercise in a form acceptable to the Committee for a specific number of shares subject to the Option, and

  (b) payment in full of the Option price of such specific number of shares. Payment for the shares with respect to which an Option is exercised may be made by any one or more of the following means:

  (1) cash, negotiable personal check or electronic funds transfer;

  (2) the Committee in its sole discretion may permit payment through tender of unencumbered shares of Common Stock held by the Optionee (which, in the case of an executive officer or director, have been held for not less than six months) valued at their Fair Market Value on the date of exercise; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

  (3) the Committee in its sole discretion may permit payment through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such shares, together with, if requested by the Committee, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise; or

  (4) any other form of legal consideration that may be acceptable to the Committee in its sole discretion.

  5.5 Discretionary Share Withholding. The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option by delivering shares of Common Stock in payment of the Option price (the date on which such exercise occurs shall be the "Tax Date"), the Optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes, up to the Optionee's marginal tax rate, by one or both of the following methods:

  (a) delivering part or all of the payment in previously-owned shares of Common Stock (which shall be valued at their Fair Market Value on the Tax Date);

  (b) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the Option, a number of shares having a Fair Market Value on the Tax Date equal to the amount to be withheld.

  The Committee in its sole discretion may provide that the amount of tax withholding to be satisfied by withholding shares from the Option exercise shall be the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law, or shall be the entire amount of taxes, including FICA taxes, required to be paid by Optionee under federal, state and local law. An election by Optionee under this section is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

  5.6 Termination of Continuous Service. Any vesting of the Option shall cease upon termination of the Optionee's Continuous Service (except as provided in Section 5.6(b) below), and the Option shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Option not exercisable as of the date of termination, and any Option or portions thereof not exercised within the period specified herein, shall terminate.

  (a) Termination Other than for Cause. Subject to any limitations set forth in the Option Agreement, and provided that the Notice of Exercise is provided prior to the expiration of the Option, the Optionee shall be entitled to exercise the Option (i) during the Optionee's Continuous Service, and (ii) for a period of three months after the date of termination of the Optionee's Continuous Service for reason other than Cause, or such longer period as may be set forth in the Option Agreement.

  (b) Termination by Death. Notwithstanding subsection (a), if an Optionee's Continuous Service should terminate as a result of the Optionee's death, the Options held by the Optionee shall continue to vest for a period of six months following such termination and the personal representatives of the Optionee's estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time prior to 30 days after the expiration of such six-month period, but not later than the expiration date of the Option.

  (c) Termination by Disability. Notwithstanding subsection (a), if an Optionee's Continuous Service should terminate by reason of the Optionee's Disability, the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option.

  (d) Termination for Cause; Breach of Covenant Not to Compete or Nondisclosure Agreement. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Option Agreement, unexercised Options granted to the Optionee shall terminate immediately if the Optionee is terminated for Cause, breaches any obligation under a covenant not to compete with the Company or any of its Subsidiaries, or breaches any obligation under an agreement not to use or disclose proprietary information obtained from or through the Company or any of its Subsidiaries, upon such occurrence.

  (e) Extension of Option Termination Date. The Committee, in its sole discretion, may extend the termination date of an Option granted under the Plan without regard to the preceding provisions of this section. Such extension may be made in the Option Agreement as originally executed or by amendment to the Option Agreement, either prior to or following termination of an Optionee's Continuous Service. The Committee shall have no power to extend the termination date of an Option beyond the periods provided in subsections (a), (b) and (c) prior to the termination of the Optionee's Continuous Service or without the approval of the Optionee, which may be granted or withheld in the Optionee's sole discretion.

  CHANGE IN CONTROL

  6.1 Substitution of Options. In the event of a Sale of the Company, any surviving corporation or acquiring corporation may elect to assume any outstanding Option under the Plan or substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Sale of the Company) for those outstanding under the Plan. Prior to a Sale of the Company, the Committee may, in its sole discretion, and without the consent of Optionees, terminate any or all unexercised Options in exchange for consideration similar to that received by stockholders of Common Stock of the Company in the Sale of the Company transaction, less the Option price.

  6.2 Acceleration of Vesting. Notwithstanding any vesting requirements contained in the Plan and except as may be otherwise provided in an Optionee's Option Agreement, upon the occurrence of a Change in Control and the occurrence of a Termination Event with respect to an Optionee within one year after such Change in Control, all outstanding Options held by such Optionee shall vest and become exercisable in full. In the event of a Sale of the Company, the Committee may, upon written notice to all Optionees holding Options, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or such Options will terminate. In response to such a notice, an Optionee may make an irrevocable election to exercise the Optionee's Option contingent upon and effective as of the effective date of the Sale of the Company. If applicable, with respect to any Option that is not assumed by the surviving entity, such Option shall terminate if not exercised prior to such Sale of the Company. The Committee may, in its sole discretion, accelerate the vesting of any outstanding Option in connection with any Change in Control, whether or not consummated.

  ISSUANCE OF SHARES

  7.1 Transfer of Shares to Optionee. As soon as practicable after an Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 5.2 with respect to an Option, the Company shall register a certificate in such Optionee's name for the number of shares of Common Stock as to which the Option has been exercised and shall, upon the Optionee's request, deliver such certificate to the Optionee. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the Fair Market Value of such fractional shares on the date of exercise, as applicable. To the extent required by applicable state securities law, the Optionee shall become entitled to receive financial statements of the Company at least annually.

  7.2 Legend. All certificates evidencing shares of Common Stock originally issued pursuant to this Agreement or subsequently transferred to any person or entity, and any shares of capital stock received in respect thereof, may bear such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until the Optionee or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

  7.3 Compliance with Laws. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares. If, after reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares upon exercise of Options, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such Options unless and until such authority is obtained.

  AMENDMENT AND TERMINATION

  8.1 Amendment of the Plan. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall materially diminish or impair the rights under an Option previously granted. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options in substitution therefor, except that no such action shall materially diminish or impair the rights under an Option previously granted without the consent of the Optionee.

  8.2 Termination of the Plan. This Plan shall not have any fixed Termination Date. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.

  General provisions

9.1 Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionee by the Company or its Affiliate) or by a combination of such means (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock (valued at Fair Market Value) from the shares of Common Stock otherwise issuable to the Optionee pursuant to Section 5.5; or (c) delivering to the Company owned and unencumbered shares of Common Stock (valued at Fair Market Value).

9.2 No Employment Rights. Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee's Continuous Service by the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

9.3 Optionees in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Options granted to Optionees employed in such countries and to meet the objectives of the Plan.

9.4 Other Employee Benefits. Unless so provided by the applicable plan, the amount of compensation deemed to be received by an Optionee as a result of the exercise of an Option shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

9.5 Confidentiality of Information. Information regarding the grant of Options under this Plan is confidential and may not be shared with anyone other than the Optionee's immediate family and personal financial advisor and other person(s) designated by Optionee by power of attorney or assignment.

9.6 Severability. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

9.7 Governing Law. This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

9.8 Use of Proceeds. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

Adopted as of the Effective Date as first set forth above.

Exabyte Corporation

By:

Title:

Annex 3

EXABYTE CORPORATION
AUDIT COMMITTEE CHARTER

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF EXABYTE CORPORATION

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors, and, if applicable, its internal auditors.

The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Committee shall be appointed by the Board.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall make regular reports to the Board, and shall meet at least quarterly, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

Audit Committee Responsibilities and Duties

Review Procedures

  Review and reassess the adequacy of this Charter annually. Recommend any proposed changes to the Board for approval and have the document published at least every three years in accordance with SEC regulations.
  Review the annual audited financial statements with management, prior to filing or distribution, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.
  Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution.
  Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Independent Auditors

  Recommend to the Board the appointment of independent auditor, which firm is ultimately accountable to the Committee and the Board.
  Approve the fees to be paid to the independent auditor.
  Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.
  Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.
  Evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.
  Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

Legal Compliance

  At least annually review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the committee or the Board deems necessary or appropriate.
  Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.